CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Registration Statement on Form N-1A of Integrity Dividend Summit Fund, a series of The Integrity Funds, under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 25, 2023